Exhibit 4.12

FOURTH SUPPLEMENTAL INDENTURE

FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 3, 2007 among Petrohawk Energy Corporation, a Delaware corporation (the “Company”), One TEC, LLC, a Texas limited liability company, One TEC Operating, LLC, a Texas limited liability company, and Bison Ranch, LLC, an Idaho limited liability company (the “New Guarantors”), the existing Guarantors (as defined in the Indenture referred to herein), and The Law Debenture Trust Company of New York, as the successor to U.S. Bank National Association, as trustee under the Indenture referred to herein (the “Trustee”). The New Guarantors and the existing Guarantors are sometimes referred to collectively herein as the “Guarantors”, or individually as a “Guarantor”.

W I T N E S S E T H

WHEREAS, the Company and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of April 1, 2004, relating to the 7 1/8% Senior Notes due 2012 (the “Securities”) of the Company;

WHEREAS, Section 4.9 of the Indenture provides that if the Company or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary (other than a Foreign Subsidiary) on or after the Issue Date, then the Company shall cause such newly acquired or created Restricted Subsidiary to become a Guarantor and execute a supplemental indenture substantially in the form of Exhibit E to the Indenture and deliver an Opinion of Counsel to the Trustee as provided in the Indenture; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Company, the Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder.

NOW THEREFORE, to comply with the provisions of the Indenture and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the other Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The New Guarantors hereby agree, jointly and severally, with all other Guarantors, to unconditionally Guarantee to each Holder and to the Trustee the Obligations, to the extent set forth in the Indenture and subject to the provisions in the Indenture. The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantees and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantees.

3. EXECUTION AND DELIVERY. The New Guarantors agree that the Subsidiary Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee.

4. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument.

6. EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: August 3, 2007

ONE TEC, LLC		ONE TEC OPERATING, LLC

By	/s/ Floyd C. Wilson	By	/s/ Floyd C. Wilson

	Floyd C. Wilson President and Chief Executive Officer		Floyd C. Wilson President and Chief Executive Officer

BISON RANCH, LLC

By	/s/ Floyd C. Wilson

Floyd C. Wilson President and Chief Executive Officer

P-H ENERGY, LLC		PETROHAWK OPERATING COMPANY

By	/s/ Floyd C. Wilson	By	/s/ Floyd C. Wilson

	Floyd C. Wilson President and Chief Executive Officer		Floyd C. Wilson President and Chief Executive Officer

RED RIVER FIELD SERVICES, L.L.C.		PETROHAWK PROPERTIES, LP

By Petrohawk Energy Corporation, its sole member		By P-H Energy, LLC, its general partner

By	/s/ Floyd C. Wilson	By	/s/ Floyd C. Wilson

	Floyd C. Wilson President and Chief Executive Officer		Floyd C. Wilson President and Chief Executive Officer

PETROHAWK HOLDINGS, LLC		WINWELL RESOURCES, INC.

By	/s/ Connie D. Tatum	By	/s/ Floyd C. Wilson

	Connie D. Tatum President		Floyd C. Wilson President and Chief Executive Officer

WSF, INC		MEDALLION CALIFORNIA PROPERTIES COMPANY

By	/s/ Floyd C. Wilson	By	/s/ Floyd C. Wilson

	Floyd C. Wilson President and Chief Executive Officer		Floyd C. Wilson President and Chief Executive Officer

KCS ENERGY SERVICES, INC.		PROLIQ, INC.

By	/s/ Floyd C. Wilson	By	/s/ Floyd C. Wilson

	Floyd C. Wilson President and Chief Executive Officer		Floyd C. Wilson President and Chief Executive Officer

KCS RESOURCES, INC.

By	/s/ Floyd C. Wilson

Floyd C. Wilson President and Chief Executive Officer

PETROHAWK ENERGY CORPORATION		THE LAW DEBENTURE TRUST COMPANY OF NEW YORK, as trustee

By	/s/ Floyd C. Wilson	By	/s/ Robert L. Bice II

	Floyd C. Wilson President and Chief Executive Officer		Robert L. Bice II Vice President

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